Exhibit 99.1

L BRANDS REPORTS JANUARY 2019 SALES

- DECLARES QUARTERLY DIVIDEND -

Columbus, Ohio (Feb. 7, 2019) - L Brands, Inc. (NYSE: LB) reported net sales of $780.1 million for the four weeks ended Feb. 2, 2019, compared to net sales of $1.040 billion for the five weeks ended Feb. 3, 2018. Comparable sales decreased 1 percent for the four weeks ended Feb. 2, 2019, compared to the four weeks ended Feb. 3, 2018.

Net sales were $4.852 billion for the 13-week fourth quarter ended Feb. 2, 2019, compared to $4.823 billion for the 14 weeks ended Feb. 3, 2018. Comparable sales for the 13-week fourth quarter ended Feb. 2, 2019, increased 3 percent compared to the 13 weeks ended Feb. 3, 2018.

Net sales were $13.237 billion for the 52-week year ended Feb. 2, 2019, compared to $12.632 billion for the 53 weeks ended Feb. 3, 2018. Comparable sales for the 52 weeks ended Feb. 2, 2019, increased 3 percent compared to the 52 weeks ended Feb. 3, 2018.

The company also announced the declaration of its regular quarterly dividend of $0.30 per share payable on March 8, 2019 to shareholders of record at the close of business on Feb. 22, 2019. This is the company’s 177th consecutive quarterly dividend.

To hear further commentary provided on L Brands’ prerecorded January sales message, call 1-866-639-7583 or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,943 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 650 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the January sales call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the January sales call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the January sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
JANUARY 2019

Comparable Sales Increase (Decrease) (Stores and Direct):

	Jan.	Jan.	Fourth Quarter	Fourth Quarter	Year	Year
	2019	2018	2018	2017	2018	2017
Victoria's Secret[1]	(1%)	4%	(3%)	(1%)	(2%)	(8%)
Bath & Body Works[1]	—%	13%	12%	6%	11%	5%
L Brands[2]	(1%)	7%	3%	2%	3%	(3%)

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Jan.	Jan.	Fourth Quarter	Fourth Quarter	Year	Year
	2019	2018	2018	2017	2018	2017
Victoria's Secret[1]	(8%)	—%	(7%)	(6%)	(6%)	(8%)
Bath & Body Works[1]	(4%)	9%	8%	4%	8%	2%
L Brands[2]	(7%)	2%	(1%)	(2%)	(1%)	(4%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Fourth Quarter 2018	Fourth Quarter 2017	Year 2018	Year 2017
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Victoria's Secret[1]	$1,849.3	$2,038.3	$5,627.9	$5,878.9
Victoria's Secret Direct	682.5	630.6	1,747.0	1,508.3
Total Victoria's Secret	$2,531.8	$2,668.9	$7,374.9	$7,387.2

Bath & Body Works[1]	$1,626.1	$1,544.6	$3,907.2	$3,589.2
Bath & Body Works Direct	324.7	249.1	723.8	558.7
Total Bath & Body Works	$1,950.8	$1,793.7	$4,631.0	$4,147.9

VS & BBW International[2]	$190.7	$170.3	$605.3	$502.4
Other	$179.0	$190.2	$625.7	$594.9
L Brands	$4,852.3	$4,823.1	$13,236.9	$12,632.4

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 2/3/18	Opened	Closed	Sold	at 2/2/19
Victoria's Secret U.S.	984	2	(29)	—	957
PINK U.S.	140	1	—	—	141
Victoria's Secret Canada	39	—	—	—	39
PINK Canada	7	—	(1)	—	6
Total Victoria's Secret	1,170	3	(30)	—	1,143

Bath & Body Works U.S.	1,592	54	(27)	—	1,619
Bath & Body Works Canada	102	1	(1)	—	102
Total Bath & Body Works	1,694	55	(28)	—	1,721

Victoria's Secret U.K./Ireland	19	2	—	—	21
PINK U.K.	5	—	—	—	5
Victoria's Secret Beauty and Accessories	29	13	(4)	—	38
Victoria's Secret China	7	8	—	—	15
Total International	60	23	(4)	—	79
					—
Henri Bendel	27	—	(27)	—	—
La Senza U.S.[1]	5	7	—	(12)	—
La Senza Canada[1]	119	—	(1)	(118)	—
Total L Brands Stores	3,075	88	(90)	(130)	2,943

1 - Stores were sold to an affiliate of Regent LP on Jan. 6, 2019.

Total Noncompany-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 2/3/18	Opened	Closed	Sold	at 2/2/19
Victoria's Secret Beauty & Accessories - Travel Retail	156	26	(18)	—	164
Bath & Body Works - Travel Retail	9	5	(2)	—	12
Victoria's Secret Beauty & Accessories	241	6	(28)	—	219
Victoria's Secret	32	15	—	—	47
PINK	5	4	—	—	9
Bath & Body Works	176	51	(4)	—	223
La Senza[1]	194	2	(17)	(179)	—
Total	813	109	(69)	(179)	674

1 - Stores were sold to an affiliate of Regent LP on Jan. 6, 2019.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com